UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 9, 2009

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Boulevard, St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2009, the Compensation Committee of the Board of Directors (the “Board”) of LMI Aerospace, Inc. (the “Company”) awarded a total of 31,500 shares of restricted common stock of the Company, par value of $0.02 per share, under the LMI Aerospace, Inc. 2005 Long-Term Incentive Plan.  Included among the individuals receiving awards of such restricted shares were the following executive officers: Lawrence E. Dickinson, Chief Financial Officer, received 5,000 restricted shares; Robert T. Grah, Vice President, Central Operations, received 3,000 restricted shares; Michael J. Biffignani, Chief Information Officer, received 2,000 shares; and Cynthia G. Maness, Vice President of Human Resources and Organizational Development, received 3,000 restricted shares.  Each executive officer executed a restricted stock award agreement, the terms of which included a three-year cliff vesting period.

Section 8 – Other Events

Item 8.01 Other Events.

On February 9, 2009, the Board established a Corporate Governance and Nominating Committee (the “Committee”), approved the Charter for the Committee and appointed Sanford S. Neuman, Judith W. Northup and Joseph Burstein as members of the Committee.  Mr. Neuman was appointed as Chairman of the Committee.

The duties and responsibilities of the Committee are set forth in its Charter and include: (i) the identification and evaluation of individuals for Board membership, including individuals recommended by shareholders; (ii) monitoring compliance with and periodically reviewing the Company’s Corporate Governance Principles; and (iii) overseeing the Company’s conflict of interest policies, code of ethics, political activities and compliance with laws and regulations.  Prior to the establishment of the Committee and adoption of its Charter, the corporate governance and nominating duties had been carried out by the independent members of the Board.

Also on February 9, 2009, the Board approved certain revisions to the Corporate Governance Principles primarily to reflect the role of the Committee in replacing the independent members of the Board to administer the corporate governance and nominating function.  A majority vote provision with respect to the election of directors was also added to the Company’s Corporate Governance Principles.  Copies of the Committee’s Charter and the Company’s Corporate Governance Principles are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	99.1	Corporate Governance and Nominating Committee Charter.

	99.2	Corporate Governance Principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 13, 2009

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Corporate Governance and Nominating Committee Charter.

99.2	Corporate Governance Principles.